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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     ----------

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): OCTOBER 23, 1998

                            SANTA FE GAMING CORPORATION
                 (Exact Name of Registrant as Specified in Charter)

           NEVADA                    1-9481                   88-0304348
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification No.)


        4949 NORTH RANCHO DRIVE                             89130
           LAS VEGAS, NEVADA
(Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code:  (702) 658-4300

                                        NONE
           (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

       This report is qualified in its entirety by reference to the documents described herein and attached or incorporated herein as exhibits hereto, which are incorporated herein by this reference.

       Santa Fe Gaming Corporation ("SFGC" or the "Company") announced October 26, 1998 (i) the extension to December 2000 of $4.8 million of indebtedness that pursuant to its original terms matured in December 1998,
(ii) the anticipated recordation of an impairment to the carrying value of the assets related to the Pioneer Hotel and Gambling Hall (the "Pioneer") located in Laughlin, Nevada, and (iii) the commencement of an exchange offer and consent solicitation by Pioneer Finance Corp. ("Pioneer Finance"), a subsidiary of SFGC, in which Pioneer Finance is offering to exchange its 13 1/2% First Mortgage Notes due 2006 for all $60 million principal amount outstanding of its 13 1/2% First Mortgage Bonds due December 1, 1998 (the "Outstanding Notes") and, in the alternative, is seeking the consents of the holders of the Outstanding Notes to, among other things, forbear against exercising remedies in connection with a failure by Pioneer Finance to pay principal or interest on the Outstanding Notes at the December 1, 1998 maturity date and, if Pioneer Finance seeks relief under Chapter 11 of the United States Bankruptcy Code, to vote in favor of a plan of reorganization in which the Outstanding Notes are treated in a manner substantially similar to that offered in the exchange offer. Copies of the press releases of SFGC and Pioneer Finance dated October 26, 1998 are attached as exhibits to this Current Report on Form 8-K.

AMENDMENT AND RESTATEMENT OF INDEBTEDNESS WITH SIERRA CONSTRUCTION CORP.

       Effective as of October 1, 1998, SFGC amended and restated its promissory note in favor of Sierra Construction Corp. with a principal outstanding amount of approximately $4.8 million. Pursuant to the amended and restated indebtedness, the maturity date has been extended from December 1998 to December 2000, principal will be payable in a single payment at maturity, provided that prepayment of all or a portion of the debt will be required under certain circumstances, and payments of interest will be payable monthly.

RECORDATION OF IMPAIRMENT OF CARRYING VALUE OF PIONEER ASSETS

       The Company's wholly-owned subsidiary, Pioneer Hotel Inc. ("Pioneer Hotel"), which owns and operates the Pioneer, will record an impairment to the carrying value of the Pioneer assets for the quarter ended September 30, 1998. The impairment is primarily the result of recent changes in the regulatory environment concerning gaming operations on Indian reservations in Southern California, which management believes will further affect the long-term competitive environment in Laughlin. Management is currently reviewing information to determine the amount of the impairment, but believes the write-down will eliminate the net goodwill of $43.6 million recorded on the balance sheet as of June 30, 1998.

PIONEER FINANCE EXCHANGE OFFER AND CONSENT SOLICITATION

       On October 23, 1998, Pioneer Finance commenced an exchange offer and consent solicitation, the expiration date of each of which is 12:00 midnight, New York City time, on November 20, 1998 (as the same may be extended, the "Expiration Date").

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       THE EXCHANGE OFFER.  Pioneer Finance is offering to exchange (the
"Exchange Offer") a principal amount of its 13 1/2% First Mortgage Notes due 2006 (together with the PIK Notes, as defined below, the "New Notes") equal to the principal amount of all Outstanding Notes properly tendered for exchange and not withdrawn, less the principal amount of Outstanding Notes repurchased in the Exchange Offer, for all Outstanding Notes. Upon consummation of the Exchange Offer, Pioneer Finance will pay accrued and unpaid interest through December 1, 1998 on the tendered Outstanding Notes ($4.1 million) and repurchase an aggregate of $2.8 million principal amount of Outstanding Notes. As of October 23, 1998, an aggregate principal amount of $60 million of Outstanding Notes was outstanding.

       The New Notes will bear interest at a rate equal to 13 1/2% per annum. Interest on the New Notes is payable semiannually, commencing June 1, 1999, on June 1 and December 1 of each year and will accrue from the date following the Expiration Date. Pioneer Finance will have the right to pay in kind up to 50% of the interest payable on each interest payment date through December 1, 2000 through the issuance of additional New Notes with a principal amount equal to 50% of the interest payable on such Interest Payment Date (the "PIK Notes"). The terms of the PIK Notes will be identical to those of the New Notes, including without limitation that interest on the PIK Notes will be payable 50% in cash and 50% through December 1, 2000 through the issuance of additional PIK Notes. Pioneer Finance expects to satisfy 50% of each interest payment obligation through December 1, 2000 through the issuance of PIK Notes, as a result of which there would be $65.2 million principal amount of New Notes outstanding at maturity, assuming no repurchase and retirement of New Notes. The New Notes will mature on December 1, 2006. SFGC will guaranty the payment of principal of, and premium, if any, and interest on, the New Notes, and the guaranty will be secured by a pledge of the common stock of its subsidiaries, Santa Fe Hotel Inc., a Nevada corporation ("SFHI"), and Sahara Resorts, a Nevada corporation.

       The New Notes will be redeemable by Pioneer Finance at any time and from time to time at the redemption prices and subject to the conditions set forth in the Offering Circular and Consent Solicitation Statement dated October 23, 1998. Upon the occurrence of certain events, Pioneer Finance will be required to redeem all outstanding New Notes or make an offer to repurchase all or a portion of the outstanding New Notes, in each case at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase.

       The Exchange Offer is conditioned upon, among other things, 100% of the Outstanding Notes being properly tendered for exchange and not withdrawn.

       THE SOLICITATION.  Pioneer Finance is also soliciting (the
"Solicitation") the consents (the "Consents") of holders of Outstanding Notes to the following:

       - to agree to a forbearance until December 15, 2000 against the exercise of rights and remedies in the event of the failure by Pioneer Finance to pay principal and interest on the Outstanding Notes when due on December 1, 1998 (the "Maturity Defaults"), and any other defaults arising as a direct result of the Maturity Defaults;

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       -      to agree to a forbearance until December 15, 2000 against the exercise of rights and remedies in the event of the failure by Pioneer Hotel to pay principal and interest on the Promissory Note dated December 1, 1988 in the original principal amount of $120 million by Pioneer Hotel in favor of Pioneer Finance (the "Purchase Money Note") when due on December 1, 1998 (the "Purchase Money Note Maturity Defaults"), and any other defaults arising as a direct result of the Purchase Money Note Defaults; and

       - in the event the Exchange Offer is not consummated and Pioneer Finance files a bankruptcy case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), among other things, to vote to accept a plan of reorganization (the "Plan") that provides for treatment of the Outstanding Notes in a manner substantially the same as proposed in the Exchange Offer.

       The Consents will not become effective unless the Exchange Offer is not consummated and Pioneer Finance receives valid Consents with respect to at least $47 million principal amount of Outstanding Notes (the "Requisite Consents"). Consents may be revoked by holders at any time prior to the Expiration Date and will automatically expire if the Requisite Consents are not obtained prior to the Expiration Date.

       REPURCHASE OF OUTSTANDING NOTES IN THE EXCHANGE OR SOLICITATION. Upon a successful consummation of the Exchange Offer, Pioneer Finance will pay in cash all accrued and unpaid interest on tendered Outstanding Notes through December 1, 1998 ($4.1 million) and repurchase on a pro rata basis from all holders of the Outstanding Notes who properly tender and do not withdraw Outstanding Notes before the Expiration Date an aggregate of $2.8 million principal amount of Outstanding Notes. If the Exchange Offer is not consummated but as of the Expiration Date Pioneer Finance has received and accepted the Requisite Consents, Pioneer Finance will repurchase for cash on a pro rata basis from the holders of Outstanding Notes with respect to which Consents have been properly furnished an aggregate of $6.5 million principal amount of Outstanding Notes, together with accrued and unpaid interest thereon through the Expiration Date (approximately $400,000).

       The payments to be made in connection with the Exchange Offer or Solicitation will be funded through payments by Pioneer Hotel under the Purchase Money Note. In the event Pioneer Finance were to file for relief under Chapter 11 of the Bankruptcy Code within 90 days (or possibly one year), or Pioneer Hotel were to file for relief under Chapter 11 of the Bankruptcy Code within one year, of the payments, the payments may be avoidable as a preference and could be subject to recovery by a trustee in bankruptcy, an official creditors' committee, other representatives of creditors of Pioneer Finance or Pioneer Hotel, or Pioneer Finance or Pioneer Hotel as debtors in possession. If the payments are successfully challenged as preferences, holders would be required to return the funds received, together with interest thereon in a rate determined by the court, or would be precluded from receiving any distribution on account of such holders' Outstanding Notes.

       GENERAL. If the Exchange Offer is not consummated but the Requisite Consents are received, Pioneer Finance intends to file for relief under Chapter 11 of the Bankruptcy Code. If the Exchange Offer is not consummated and the Requisite Consents are not received, Pioneer

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Finance may file for relief under Chapter 11 of the Bankruptcy Code or may continue to negotiate with the holders of the Outstanding Notes to restructure the Outstanding Notes. If Pioneer Finance were to seek confirmation of the Plan, no assurance can be given that the Plan would meet the requirements of confirmation, even if the Requisite Consents are received and the Outstanding Notes subject to the Consents are voted to accept the Plan. Giving effect to the issuance of New Notes as of the beginning of the period and assuming that Pioneer Finance elected to pay 50% of the interest payment obligations through December 1, 2000 through the issuance of PIK Notes, the ratio of earnings before interest, taxes, depreciation, amortization, gaming equipment rent and corporate charges ("EBITDA") to cash interest expense would have been 1.40-to-one, and EBITDA less corporate charges (giving effect to fees payable under a management agreement to be entered into between Pioneer Hotel and SFGC) to cash interest expense would have been 1.11-to-one, in each case for the twelve months ended June 30, 1998. Upon commencement of the requirement that all interest be paid in cash in 2001, the ratio of EBITDA to cash interest expense on the New Notes is expected to be less than one-to-one (assuming no offers to repurchase New Notes have been made). Therefore, it is expected that Pioneer Finance would not be able to make the cash interest payment in June 2001, which would be an event of default under the indenture under which the New Notes will be issued.

       At any time after the December 1, 1998 maturity date of the Outstanding Notes, if Pioneer Finance has not filed for bankruptcy relief and the Exchange Offer has not been consummated, it is possible that three or more holders of Outstanding Notes would file an involuntary petition under the Bankruptcy Code with respect to Pioneer Finance. If Pioneer Finance were to become a debtor in a case under the Bankruptcy Code (whether a case were commenced voluntarily or involuntarily), it is likely that Pioneer Hotel and SFGC would file for relief under Chapter 11 of the Bankruptcy Code. The commencement of a voluntary case under the Bankruptcy Code by SFGC or certain circumstances related to an involuntary case under the Bankruptcy Code with respect to SFGC will cause the automatic acceleration of outstanding indebtedness of subsidiaries of SFGC, SFHI and Sahara Las Vegas Corp., a Nevada corporation ("SLVC"), all of which indebtedness is guaranteed by SFGC. If acceleration were to occur, SFGC would expect to negotiate with the creditors of SFHI and SLVC regarding a rescission of the acceleration. However, if the creditors holding the indebtedness were not to rescind the acceleration, it is likely that SFHI and SLVC would file for relief under Chapter 11 of the Bankruptcy Code.

       Reference is made to Pioneer Finance's Offering Circular and Consent Solicitation Statement dated October 23, 1998, incorporated by reference as an exhibit to this Current Report on Form 8-K, for more detailed information regarding the Exchange Offer and Consent Solicitation.

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ITEM 7.  EXHIBITS.

       The following exhibits are filed with this current report on Form 8-K:

       Exhibit No.              Description
       -----------              -----------

         99.1 Press Release of Santa Fe Gaming Corporation dated October 26, 1998

         99.2             Press Release of Pioneer Finance Corp. dated
                          October 26, 1998

         99.3 Amended and Restated Promissory Note dated as of October 1, 1998 by Santa Fe Gaming Corporation in favor of Sierra Construction Corp.

         99.4 Offering Circular and Consent Solicitation Statement dated October 23, 1998 of Pioneer Finance Corp. (filed as an exhibit to the Form T-3 Application for Qualification of Indenture under the Trust Indenture Act of 1939 of Pioneer Finance Corp. filed on October 23, 1998 and incorporated by reference)



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                                     SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SANTA FE GAMING CORPORATION



Date:  October 26, 1998                   By: /s/ THOMAS K. LAND
                                              --------------------------------
                                              Thomas K. Land
                                              Senior Vice President and
                                              Chief Financial Officer

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                                   EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

    99.1     Press Release of Santa Fe Gaming Corporation dated October 26, 1998

    99.2     Press Release of Pioneer Finance Corp. dated October 26, 1998

    99.3 Amended and Restated Promissory Note dated as of October 1, 1998 by Santa Fe Gaming Corporation in favor of Sierra Construction Corp.


    99.4 Offering Circular and Consent Solicitation Statement dated October 23, 1998 of Pioneer Finance Corp. (filed as an exhibit to the Form T-3 Application for Qualification of Indenture under the Trust Indenture Act of 1939 of Pioneer Finance Corp. filed on October 23, 1998 and incorporated by reference)


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